UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2016

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In 2015, ADTRAN, Inc. (the “Company”) began a realignment of its organizational structure to better match its market opportunities, technology development initiatives, and improve efficiencies. Beginning with the publication of its earnings report for the quarter ending March 31, 2016, the Company will report its financial performance based on two new reportable segments – Network Solutions and Services & Support. The Company is providing the revised financial reporting structure shown below to give visibility into the new reporting model. In addition to the new reporting segments, the Company will also report revenue for the three categories described below. The Company will continue to evaluate selling, general and administrative expenses, research and development expenses, interest and dividend income, interest expense, net realized investment gain/loss, other income/expense, and provision for income taxes, etc., on a company-wide, functional basis; therefore, these items will only be reported on a consolidated basis. The performance of the Company’s new operating segments will be evaluated primarily based on gross profit.

We are furnishing this Form 8-K under Regulation FD to provide a description of our new reporting structure. Beginning with the quarter ending March 31, 2016, our financial statements will reflect the new reporting structure with prior periods adjusted accordingly.

Operating Segments

ADTRAN’s new operating segments are Network Solutions and Services & Support.

Revenue Categories

ADTRAN will report revenue for the following three categories – Access & Aggregation, Customer Devices, and Traditional & Other Products.

Access & Aggregation solutions in general are used by communications service providers (CSPs) to connect their network infrastructure to their subscribers. This category includes software and hardware based products and services that aggregate and/or originate access technologies. The portfolio of ADTRAN solutions within this category includes a wide array of modular or fixed physical form factors designed to deliver the best technology and economic fit based on the target subscriber density and environmental conditions.

The Access & Aggregation category includes product and service families such as:

•	Total Access® 5000 Series Fiber to the Premises (FTTP) and Fiber to the Node (FTTN) Multi-Service Access Nodes (MSAN)

•	hiX 5600 Series fiber aggregation and Fiber to the Node (FTTN) Multi-Service Access Nodes (MSAN)

•	Fiber to the Distribution Point (FTTdp) Optical Network Units (ONU)

•	Optical Line Terminals (OLT)

•	Optical Networking Edge (ONE) aggregation

•	Distribution Point Units (DPUs)

•	IP Digital Subscriber Line Access Multiplexers (DSLAMs)

•	Cabinet and outside-plant (OSP) enclosures and services

•	Network Management and Cloud based software platforms and applications

•	Pluggable optical transceivers (i.e., SFP, SFP+, XFP, QSFP), cables and other miscellaneous materials

•	Other products and services that are generally applicable to access & aggregation

Customer Devices in general includes the products and services that provide end users access to the CSP network. The Customer Devices portfolio includes a comprehensive array of hardware and software products and services.

The Customer Devices category includes products and services such as:

•	Broadband customer premise solutions, including passive optical network (PON) and point-to-point Ethernet Optical Network Terminals (ONTs)

•	Residential and business gateways

•	Wi-Fi access points and associated powering and switching infrastructure

•	Enterprise session border controllers (eSBC)

•	Branch office and access routers

•	Carrier Ethernet services termination devices

•	VoIP media gateways

•	ProServices

•	Planning, engineering, program management, maintenance, installation and commissioning services to implement the customer devices solutions into consumer, small business and enterprise locations

•	Other products and services that are generally applicable to customer devices

Traditional & Other Products in general include a mix of prior generation technologies’ products and services as well as other products and services that do not fit within the Access & Aggregation or Customer Devices categories.

The Traditional & Other Products category includes products and services such as:

•	Time division multiplexed (TDM) and asynchronous transfer mode (ATM) based aggregation systems and customer devices

•	ADSL, HDSL and other mature technologies used to deliver business and residential services over the CSP access and customer networks

•	Other products and services that do not fit within the Access & Aggregation and Customer Devices categories

Recast Segment and Revenue Category Financial Results

The following tables provide the new format of the Company’s quarterly segment revenue, segment gross profit, and product category revenue for the years ended December 31, 2015 and 2014 that will be recast during the first quarter of 2016.

Segment Revenue (In thousands)

Three months ended	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Full Year 2015
Network Solutions
Services & Support

Total Revenue

Segment Revenue (In thousands)

Three months ended	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014
Network Solutions
Services & Support

Total Revenue

Segment Gross Profit (In thousands)

Three months ended	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Full Year 2015
Network Solutions
Services & Support

Total Gross Profit

Segment Gross Profit (In thousands)

Three months ended	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014
Network Solutions
Services & Support

Total Gross Profit

Category Revenue (In thousands)

Three months ended	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Full Year 2015
Access & Aggregation
Customer Devices
Traditional & Other Products

Total Revenue

Category Revenue (In thousands)

Three months ended	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014
Access & Aggregation
Customer Devices
Traditional & Other Products

Total Revenue

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on April 8, 2016.

ADTRAN, Inc. (Registrant)

By:	/s/ Roger D. Shannon
Roger D. Shannon Senior Vice President and Chief Financial Officer (Principal Accounting Officer)